Landa

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COMING SOON

Forget Everything You Know About Real Estate

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Real Estate Investing, Built For The 21st Century

Invest in shares of rental properties, and enjoy rental income. It's fast, simple, and smart.

Explore Properties

Buy Shares

Browse through different properties and compare returns, neighborhoods, and leases - all from your phone.


Atlanta
Georgia State University
1289 Sunshine Lane
Single Famlly Home
$90,980 Valuation · $3.27
2483 Manerose Road
Single Famlly Home
$97,200 Valuation · $6.08


Awesome!
LANDA
Rent Payment Has Arrived
You just received a rental payment of $1.87 for your ownership in 1289 Sunshine Lane, GA It has been deposited into your Landa account.

Passive Income

Earn Monthly Rent

Receive monthly rental income from your portfolio, subject to a property's income and expenses.

Behind the screen

We do the work

Find the right properties

We utilize our proprietary technology to source and analyze rental residential properties in the United States.

Finance the properties

Lease to residents

Maintain the properties

Pay the bills

More about us →



Top Priority

Security & Privacy

Protecting your security and privacy is our top priority.
Landa uses state-of-the-art technology to keep your data safe.

Learn more →



Buy Shares, Get Rent

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We'll send you a text with a link to download the app.



Landa

Landa Holdings, Inc.
1 Penn Plaza,
New York,
NY, 10119, USA

COMPANY
- About
- Contact
- Careers

LEARN
- Real Estate Blocks
- Help Center
- Security & Privacy

RESOURCES
- Privacy Policy
- Terms
- Partners
- Legal

Download on the App Store

GET IT ON Google Play

Made With ♥ By Landa

About Us



We're on a mission to reinvent real estate investing.

We do the work so you can sit back, invest, and enjoy the benefits.

We are a team of engineers, designers, analysts and real estate professionals who are on a quest to redefine how real estate investment should be in the 21st century - accessible, affordable, and enjoyable.

Landa aims to streamline real estate investing in order to make it easy and affordable. Landa specialises in doing the hard work associated with real estate investing. We find the investment opportunities, professionally manage the properties and take pride knowing that both our investors and residents will benefit from our platform.

We are confident that you will love what we are building and hope you will join us.

Like what you see?

Come work with us →

Landa App, LLC ("Landa") is not a broker-dealer. Securities are offered to investors through a registered broker-dealers and members of FINRA & SIPC engaged by Landa.

Investing in securities involves risks, and there is always the potential of losing money when you invest in securities. Before investing, consider your investment objectives and all applicable charges and expenses. Nothing in this material should be construed as investment or tax advice, or a solicitation or offer, or a recommendation to buy or sell any security. All images and figures shown are for illustrative purposes only and are not actual customer or model returns. Landa is not a cryptocurrency app, all monetary values are in U.S dollars and available only to U.S. investors.

The bank services are provided by Evolve Bank & Trust, Member FDIC. By opening a custody account on Landa, you agree to Evolve Bank & Trust's Custodial Agreement.

Landa App, LLC (the "Company") intends to conduct a securities offering by each series registered under the Company pursuant to Regulation A under the Securities Act of 1933.The Company is now "testing the waters" to gauge market demand and it is under no obligation to make an offering under Regulation A. No money or other consideration is being solicited in connection with the information that is now being provided, and if money is sent in response, it will not be accepted.No offer to buy our securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A has been filed with and qualified by the Securities and

Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the Form 1-A qualification date. Any indication of interest you may provide involves no obligation or commitment of any kind.

You may obtain a copy of the offering circular that is part of that offering statement available here.

Landa: Real Estate Investing 4+

Invest in Rental Real Estate

Landa Holdings, LLC

Designed for iPhone

★★★★☆ 3.6 • 100 Ratings

Free

iPhone Screenshots


Buy shares,
Get rent
Invest like
it's 2020
Explore
properties

Coming Soon

Landa is a real estate investing app. Investing in a property is now affordable for everyone. It's simple, transparent, quick, and all from your phone.

How does it work?

* Choose a Property
* Buy Shares
* Earn Dividends from Rental Income

We use technology to redesign real estate investing. Each property is divided into 10,000 shares. Through the Landa App, you can buy and sell on your time.

You're in control. No investment manager is selecting properties for you. You can handpick your portfolio by buying shares in as many properties as you like.

Earn dividends. Every month, we collect the rent, pay expenses, and distribute the profits.

Transparency is key. We provide real-time updates on your property. If there is a rent change, a maintenance issue, or a new tenant, you will know about it.

PEOPLE ARE TALKING

"This app is the only real estate investing app you need. Highly recommend and enjoy using this app." - Ryan O.

"Landa is a great fit for everyone from a "newbie" to the seasoned investor, like myself." -Craig

LET'S GET LEGAL

Landa App, LLC (the "Company") intends to conduct a securities offering by each series registered under the Company pursuant to Regulation A under the Securities Act of 1933. The Company is now "testing the waters" to gauge market demand and it is under no obligation to make an offering under Regulation A. No money or other consideration is being solicited in connection with the information that is now being provided, and if money is sent in response, it will not be accepted. No offer to buy our securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A has been filed with and qualified by the Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the Form 1-A qualification date. Any indication of interest you may provide involves no obligation or commitment of any kind.
You may obtain a copy of the latest offering statement on Form 1-A at https://made-with-love.landa.app/sec/1-A.pdf

What's New

Version History

Knock knock, who's there? Landa has arrived.

Version 1.0.3

Ratings and Reviews

See All

3.6 out of 5

100 Ratings

★★★★☆
Audience1, 08/30/2020
What happened to this app?
I see no updates, no news, no assuranc more
Developer Response,
Hey there! Thanks again for taking the t more

★★★★☆
Eli145956, 04/12/2020
They will NOT allow you to sell, ever.
Update: more
Developer Response,
Eli, thank you for taking the time to up more

★★★★★
Riseofpaper, 01/06/2020
Great customer service
Was having trouble withdrawing cash fr more
Developer Response,
Thank you so much for the love ✨ We more

App Privacy

See Details

The developer, **Landa Holdings, LLC**, indicated that the app's privacy practices may include handling of data as described below. For more information, see the developer's privacy policy.

Data Used to Track You

The following data may be used to track you across apps and websites owned by other companies:

- Contact Info
- Usage Data
- Identifiers
- Diagnostics

Data Linked to You

The following data may be collected and linked to your identity:

- Financial Info
- Identifiers
- Contact Info
- Usage Data
- User Content
- Diagnostics

Privacy practices may vary, for example, based on the features you use or your age. Learn More

Information

Seller	Landa Holdings LLC
Size	72.2 MB
Category	Finance
Compatibility	Requires iOS 11.0 or later. Compatible with iPhone, iPad, and iPod touch.
Languages	English
Age Rating	4+
Copyright	© 2020 Landa Holdings, Inc
Price	Free

App Support ↗ Privacy Policy ↗

Supports

Family Sharing
With Family Sharing set up, up to six family members can use this app.

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Buy shares,
Get rent
Invest like
it's 2020

coming soon

Landa is a real estate investing app. Investing in a property is now affordable for everyone. It's simple, transparent, quick, and all from your phone.

How does it work?

Choose a Property
Buy Shares
Earn Dividends from Rental Income

We use technology to redesign real estate investing. Each property is divided into 10,000 shares. Through the Landa App, you can buy and sell on your time.

You're in control. No investment manager is selecting properties for you. You can hand pick your portfolio by buying shares in as many properties as you like.

Earn dividends. Every month, we collect the rent, pay expenses, and distribute the profits.

Transparency is key. We provide real-time updates on your property. If there is a rent change, a maintenance issue, or a new tenant, you will know about it.

PEOPLE ARE TALKING

"This app is the only real estate investing app you need. Highly recommend and enjoy using this app." - Ryan O.

"Landa is a great fit for everyone from a "newbie" to the seasoned investor, like myself." -Craig

LET'S GET LEGAL

Landa App, LLC (the "Company") intends to conduct a securities offering by each series registered under the Company pursuant to Regulation A under the Securities Act of 1933. The Company is now "testing the waters" to gauge market demand and it is under no obligation to make an offering under Regulation A. No money or other consideration is being solicited in connection with the information that is now being provided, and if money is sent in response, it will not be accepted. No offer to buy our securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A has been filed with and qualified by the Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the Form 1-A qualification date. Any indication of interest you may provide involves no obligation or commitment of any kind.

You may obtain a copy of the latest offering statement on Form 1-A at https://made-with-love.landa.app/sec/1-A.pdf .

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